UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 25, 2015

BLUE EARTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

333-148346	98-0531496
(Commission File Number)	(IRS Employer Identification No.)

2298 Horizon Ridge Parkway, Suite 205

Henderson, NV  89052

(Address of Principal Executive Offices)      (Zip Code)

(702) 263-1808

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

ITEM 8.01  OTHER EVENTS

On February 25, 2015, Blue Earth, Inc. (the “Company”) announced that its proprietary UPStealth® nickel zinc battery backup system passed the Oregon Department of Transportation (“ODOT”) laboratory test, regarded as one of the nation’s most rigorous testing labs.  The Company’s wholly-owned subsidiary, Blue Earth Energy Power Solutions, LLC (EPS) also announced that the battery system was selected by ODOT to improve traffic intersection safety.

A copy of the related press release titled “Blue Earth Announces UPStealth® Nickel Zinc Battery Backup System Passes Rigorous Oregon Department of Transportation Lab Test” is attached as Exhibit 99.1.  A copy of the EPS press release titled “Blue Earth Energy Power Solutions “Bendable”, Lead-Acid Free, Environmentally Safe Battery Selected by Oregon Department of Transportation to Improve Traffic Intersection Safety” is attached as Exhibit 99.2 (collectively, the “Press Releases”).  The information contained in the Press Releases shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits.

Exhibit Number	Description

99.1	Blue Earth Press Release dated February 25, 2015.

99.2	Blue Earth Energy Power Solutions Press Release dated February 25, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2015	BLUE EARTH, INC.

By: /s/ Johnny R. Thomas
Name: Dr. Johnny R. Thomas
Title: Chief Executive Officer

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